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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): November 16, 1999




                         LONE STAR TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



        Delaware                   1-12881                75-2085454
(State or other jurisdiction     (Commission            (IRS Employer
     of incorporation)           File Number)           Identification No.)



                          15660 North Dallas Parkway
                                   Suite 500
                              Dallas, Texas 75248
         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code: (972) 386-3981


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ITEM 5.  OTHER EVENTS.

         On November 17, 1999, Lone Star Technologies, Inc. announced in a press release (the "Press Release") that it had signed a definitive agreement pursuant to which it would purchase substantially all of the assets of Fintube Limited Partnership, a privately held, Tulsa-based manufacturer of finned tubes used in a variety of heat recovery applications.

         As described in the Press Release, the consummation of the transactions contemplated by the Purchase Agreement is subject to further due diligence, the completion of financing arrangements and satisfaction of customary closing conditions.

         The foregoing is qualified by reference to the Press Release, which is filed as an exhibit to this Report and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of businesses being acquired.

         Not applicable.

         (b)      Pro forma financial information.

         Not applicable.

         (c)      Exhibits

99.1 Press release dated November 17, 1999, announcing that Lone Star Technologies, Inc. has signed an agreement to acquire the assets of Fintube Limited Partnership.









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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     LONE STAR TECHNOLOGIES, INC.




           Date:    November 22, 1999      By:  /s/ Charles J. Keszler
                                                ----------------------
                                                Charles J. Keszler
                                                Vice President - Finance









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                                INDEX TO EXHIBITS

 Item
Number       Exhibit
------       -------

99.1 Press release dated November 17, 1999, announcing that Lone Star Technologies, Inc. has signed an agreement to acquire the assets of Fintube Limited Partnership.









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